PRESS RELEASE

FOR IMMEDIATE RELEASE...

                     LIBERTY DIVERSIFIED HOLDINGS, INC.
         ANNOUNCES ACQUISITION OF NEW SUBSIDIARY AND TWO LICENSES
                      FOR NEW PACKAGING TECHNOLOGIES

ORANGE, CA    SEPTEMBER 18, 2006

Liberty Diversified Holdings, Inc. (OTC Bulletin Board: LDHI) announced today that it has acquired has acquired Innovative Packaging Technologies, Inc. (IPTI) from Utek Corporation (AMEX & LSE-AIM: UTK). IPTI was previously a wholly-owned subsidiary of Utek and is now a 100% wholly-owned subsidiary of Liberty Diversified Holdings, Inc. The agreement also includes the transfer of two separate licenses for innovative and technologies with specialized application for the printing and packaging industry.

IPTI contains two licenses for technologies developed by researchers at the University of Arkansas. The first technology, "Edible Film", is an all-natural, edible antimicrobial packaging film, which has been designed to protect consumers against common food-borne illnesses caused by pathogens such as Salmonella and E. coli. This unique technology can also be used in the medical, medical instruments, electronics, computer and technology products, and many other fields that require protective packaging.

IPTI also contains a license for a variable image packaging film that can potentially double the viewable surface area of packaging products by allowing the film to transmit two separate images. A change in the perceived image is accomplished using a series of lenticular lenses to compress areas of an original image and refract them at a specified angular range, achieving a 'flash' effect for customers traveling past the products. The potential applications for this technology are virtually limitless.

COMMENTARY

In response to this announcement Ron Touchard, CEO and Co-Chairman of Liberty Diversified Holdings, Inc., stated the following, ""We are very enthusiastic about our acquisition of Innovative Packing Technologies, Inc. We believe that IPTI's exciting new technologies will allow us to provide new and more varied packaging products, both to our current customer base and through our future subsidiaries. These new technologies, combined with our aggressive acquisition plan, will help us to expand our market share at a much faster pace than previously possible. These are exciting times in the printing and packaging industry, and we believe that everyone should be keeping a sharp eye on the current round of activity taking place, especially in regards to mergers, acquisitions & the implementation of new technologies."

Jennifer Willis, Manager of Technology Licensing at UTEK Corporation added, "UTEK is pleased to consummate this technology transfer with Liberty Diversified Holdings, Inc. and we look forward to continuing our efforts to provide additional technology acquisition opportunities for their consideration."

ABOUT UTEK CORPORATION

UTEK (Registered trademark) is a specialty finance company focused on technology transfer. UTEK's services enable companies to acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B (Registered trademark). In addition, UTEK offers companies the tools to search, analyze and manage university intellectual properties. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

ABOUT LIBERTY DIVERSIFIED HOLDINGS, INC.

Liberty's new direction is focused on aggressive growth and diversification through expansion of its current holdings as well as future acquisitions. The LDHI business model is centered on increasing shareholder value through multiple and diverse revenue streams. Liberty's core focus is in the $433 billion printing and packaging industry. The Company's assets include MCR Printing and Packaging Corp, a 20-year-old company that provides high end printing and packaging services to some of the world's largest companies, including long term relationships with major corporations such as Tyco Health Care, Mattel, SANYO, Leviton, Camelbak, Maxell and others. The Company has a unique business model with little or no competition in a large and growing international industry, and is rapidly expanding into additional high demand, high-profit manufacturing areas.
For more information visit www.libertydiversifiedholdings.com or call (949) 376-4846.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS: THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS CONCERNING THE FUTURE PERFORMANCE OF OUR BUSINESS, ITS OPERATIONS AND ITS FINANCIAL PERFORMANCE AND CONDITION, AND ALSO INCLUDES SELECTED OPERATING RESULTS PRESENTED WITHOUT THE CONTEXT OF ACCOMPANYING FINANCIAL RESULTS WHICH ARE NOT YET AVAILABLE. THESE FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, STATEMENTS WITH RESPECT TO OUR OBJECTIVES AND STRATEGIES TO ACHIEVE THOSE OBJECTIVES, AS WELL AS STATEMENTS WITH RESPECT TO OUR BELIEFS, PLANS, EXPECTATIONS, ANTICIPATIONS, ESTIMATES OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON OUR CURRENT EXPECTATIONS. WE CAUTION THAT ALL FORWARD-LOOKING INFORMATION IS INHERENTLY UNCERTAIN AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE ASSUMPTIONS, ESTIMATES OR EXPECTATIONS REFLECTED OR CONTAINED IN THE FORWARD-LOOKING INFORMATION, AND THAT ACTUAL FUTURE PERFORMANCE WILL BE AFFECTED BY A NUMBER OF FACTORS, INCLUDING ECONOMIC CONDITIONS, TECHNOLOGICAL CHANGE, THE INTEGRATION OF ACQUISITIONS, REGULATORY CHANGE AND COMPETITIVE FACTORS, MANY OF WHICH ARE BEYOND OUR CONTROL. THEREFORE, FUTURE EVENTS AND RESULTS MAY VARY SIGNIFICANTLY FROM WHAT WE CURRENTLY FORESEE. WE ARE UNDER NO OBLIGATION (AND WE EXPRESSLY DISCLAIM ANY SUCH OBLIGATION) TO UPDATE OR ALTER THE FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.